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                                                                    EXHIBIT 10.8

                                COMMERCIAL LEASE


         THIS LEASE, made as of the _ day of January, 1997 by and between MORRIS RAGONA and JOAN RAGONA, ("Owners") hereinafter collectively referred to as "Landlord" and HORIZON HIGH REACH, INCORPORATED, a Delaware Corporation having its Principal Place of Business in California, hereinafter called "Tenant",


                             ARTICLE I - BASIC TERMS

         1.01  Basic Terms:  Premises accepted "as is" as of this date

         A. Address of Landlord:

         MORRIS RAGONA
         634 N. Michigan Street
         Elmhurst, Illinois 60148

         With Copy to:
         Glenn R. Haas, Atty.
         25 East Park Blvd., P.O. Box 327
         Villa Park, IL 60181

or such other address as may from time to time be designated by Landlord in writing.

         B. Address of Tenant:

         HORIZON HIGH REACH, Incorporated
         1540 E. Shaw- Suite #123
         Fresno, CA 93710

or such other address as may from time to time be designated by Tenant in writing.

         C. Premises: (Stipulated to be exactly) 9,000 square feet of space in the Building, plus use of the yard area, per "site plan" attached hereto as Exhibit "A".

         D. Building: The Building in which the Premises is located, the common address of which is 554-60 N. Michigan, Elmhurst, IL 60126, together with the land, and any parking areas, walkways, landscaped areas and other improvements appurtenant thereto per the aforesaid site plan. The legal description of the parcel on which the Building is situated is (or may hereafter be) attached hereto as Exhibit "B".

         E. Personal Guarantor(s): NONE


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         F. Term: The period of time commencing March 1, 1997 and expiring
February 28, 2002 (with one 5 year option thereafter as set forth in paragraph
21.04 below), unless sooner terminated as set forth herein.

         G. Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease, including both "Base Rent" and all "Additional Rent".

         H. Base Rent: Assuming 9,000 square feet (per stipulation of parties), the base rent herein shall be $312.750.00 for the 60 month Term hereof, payable as follows:

         - $29.250.00 (based on $6.50/sq. ft. per annum) payable in advance in 6 equal monthly installments of $4.875.00 each, plus all Additional Rent (as hereinafter defined) for the period March 1, 1997 thru August 31, 1997.

         - $283,500.00 (based on $7.00/sq. ft. per annum) payable in advance in 54 equal monthly installments of $5.250.00 each, plus all Additional Rent (as hereinafter defined) for the period September 1, 1997 thru February 28, 2002.

         I. Additional Rent (Real Estate Taxes): In addition to the base rent, commencing with the 37th installment of the base rent as set forth above, (i.e., after 3 years) Tenant shall thereafter also pay 100% of any increase over the amount of the 1996 base year of, as and for all Real Estate Taxes allocable to the leased premises, as more fully set forth in paragraph 5.02 herein.

         J. Security Deposit: $10.500.00 (2 months final base rent), payable upon execution of Lease.

         K. Permitted Uses: Sales, Service & Rental of Aerial Work Platforms.

         L. Broker(s):

         Ms. Leigh Schane
         Re/Max East West, Realtors
         575-2 West St. Charles Road
         Elmhurst, IL 60126

         M. Exhibits:

         A. Site Plan of Premises
         B. Legal Description of Premises

         1.02 Effect of Reference to Basic Terms: Each reference in this Lease to any of the Basic Terms contained in Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01.


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                           ARTICLE II - GRANT AND TERM

         2.01 In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby hires from Landlord the Premises described in Section 1.01(C).

         2.02 Tenant shall have and hold the Premises for and during the Lease Term described in Section 1.01(F), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions herein-after set forth.

         2.03 In the event Tenant takes possession of the Premises prior to the beginning of the Term hereof with Landlord's consent, all the provisions of this Lease shall be in full force and effect upon Tenant's so taking possession.


                     ARTICLE III - RESERVATIONS BY LANDLORD

         3.01 Landlord excepts and reserves the roof, exterior walls and Common Areas of the Building as described in Article XV below, and further reserves the right to place, install, maintain, carry through, repair and replace such utility lines, pipes, wires, appliances, tunneling and the like in, over, through and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Building.

         3.02 Notwithstanding any provision in this Lease to the contrary, it is agreed that Landlord reserves the right, without invalidating this lease or modifying any provision thereof, at any time, and from time to time, (i) to make alterations, changes and additions to the Building, (ii) to add additional areas to the Building and/or to exclude areas therefrom, and (iii) to construct additional buildings and other improvements. It is further understood that the existing layout of the Building, and any appurtenant walks, roadways, parking areas, entrances, exits, and other improvements shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that same will remain exactly as presently built.


                                ARTICLE IV - USE

         4.01 The Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purposes set forth in Section 1.01(K) above and for no other purposes. Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in or (in the event that Tenant is occupying the entire Building) in the immediate vicinity of the Building and shall keep its mechanical apparatus free of noise and vibration which may be transmitted beyond the confines of the Premises. Tenant, its employees and all persons visiting or doing business with the Tenant in the Premises shall be bound by and shall observe such reasonable rules and regulations made


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hereafter by Landlord relating to the Premises of which notice in writing shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form a part of this Lease.

         4.02 Tenant covenants throughout the Lease Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises. Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.


                                ARTICLE V - RENT

         5.01 Base Rent: Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Base Rent specified in Section 1.01(H) in lawful money of the United States in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord's address shown at Section 1.01(A) above or such other place as Landlord may designate from time to time in writing. Tenant shall pay the first full month's Base Rent upon execution of this Lease.

         5.02 Real Estate Taxes: Commencing with the 37th month of this Lease, and during the remaining term of the Lease or any extensions or holding over, Tenant shall pay to Landlord, as Additional Rent, 100% of the Real Estate Taxes levied against the Building in excess of the Real Estate Taxes levied against the Building for the year 1996 (the base year).

         "Real Estate Taxes" shall mean: (a) all ad valorem Real Estate Taxes on the Project (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties, (b) any taxes which shall be levied in lieu of any such ad valorem real estate taxes, (c) any special assessments for benefits on or to the Building paid in annual installments by Landlord, (d) occupational taxes or excise taxes levied on rentals derived from the operation of the Building or the privilege of leasing property, and (e) the expense of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested, protested or negotiation.

         If the term of the Lease shall end during a tax calendar year (tax calendar year shall mean each annual period for which ad valorem real estate taxes are assessed and levied) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been


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determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the tax calendar year shall be reasonably estimated by the Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by the Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant.

         5.03 Heating Ventilation and Air Conditioning Maintenance: Landlord shall cause the HVAC system to be delivered to Tenant in good operating condition as of the beginning of the date and time of the initial occupancy by Tenant. Thereafter, Tenant shall be responsible for all minor repairs (defined as any repair up to $500.00) relative to the HVAC system. Landlord shall pay any repairs or replacement costs for items in excess of $500.00 per item (such as compressors).

         5.04 Service Charge: Tenant's failure to make any monetary payment required of Tenant hereunder within ten (10) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at the rate of eighteen percent (18%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.


                       ARTICLE VI - UTILITIES AND SERVICES

         6.01 Tenant shall contract in its own name and timely pay for all charges for electricity, gas, water, fuel, sewer charges, telephone, trash hauling, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided.


                          ARTICLE VII - QUIET ENJOYMENT

         7.01 Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.


                    ARTICLE VIII - ASSIGNMENT AND SUBLETTING

         8.01 Tenant shall not assign or hypothecate this Lease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord. If Tenant wishes to assign this Lease or sublet all or any part of the Premises it shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord, furnishing Landlord with a copy of the proposed assignment or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Thereupon, Landlord shall have, within ten (10) days of receipt of such notice, the right to approve or


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reject such assignment or subletting for reasonable cause by written notice to
Tenant. If no such response is given, Landlord shall be deemed to have elected to approve the assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release.


                       ARTICLE IX - DAMAGE OR DESTRUCTION

         9.01 If the Premises or the Building or any part thereof is damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable and the Landlord shall determine not to restore same, Landlord may, by written notice to the tenant given within ten (10) days after such damage, terminate this Lease as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the term of this Lease but only as to those items that were provided at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant.

         9.02 If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the ten (10) day notice above provided for and falls within sixty (60) days after such damage occurs to eliminate substantial interference with Tenant's use of the Premises or substantially to restore same, Tenant may terminate this Lease as of the end of said sixty (60) days by notice to Landlord given not later than five (5) days after expiration of said sixty
(60) day period, if the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In any event, Tenant shall be responsible for the removal, of restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.


                          ARTICLE X - LANDLORD'S RIGHTS

         10.01 Landlord reserves the following rights:


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                  (A) To exhibit the Premises to others and to display "For
         Lease" signs on the Premises during the last six months of the term or any extension thereof;

                  (B) To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others and to charge the responsible tenant for the expense of removing said vehicles;

                  (C) To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation thereof.

Landlord may enter upon the Premises at any reasonable time for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.


                            ARTICLE XI - HOLDING OVER

         11.01 Tenant shall pay to Landlord the Base Rent and Additional Rent computed on a per month basis for each month or part thereof (without reduction for any such partial month) Tenant retains possession of the Premises or any part thereof after the expiration of the Term, by lapse of time or otherwise, at double the amount such rents then required by the terms hereof for the last monthly period prior to the date of such expiration (including both Base Rent and Additional Rent); and also pay all damages, direct or indirect, sustained by Landlord by reason of such retention by Tenant. Acceptance by Landlord of any rent or other payment from Tenant after such expiration shall not constitute a renewal or extension nor waive Landlord's right of re-entry or any other right of Landlord.


                     ARTICLE XII - SIGNS AND ADVERTISEMENTS

         12.01 All signage erected by tenant shall be in conformity with local building codes.


                          ARTICLE XIII - EMINENT DOMAIN

         13.01 If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim against Landlord for the value of


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any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take any part of the Building or change the grade of any street or alley adjacent to the Building and such taking or change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to terminate this Lease after having give written notice of termination to Tenant not less than ninety (90) days prior to the date of termination designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures.


                  ARTICLE XIV - LANDLORD'S INABILITY TO PERFORM

         14.01 If by reason of inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making or repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or other-wise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease.


                            ARTICLE XV - COMMON AREAS

         15.01 The term "Common Areas" means all the areas and facilities of the Building not intended for renting and, instead, designed for the common use and benefit of Landlord and all or substantially all of the Tenants, their employees, agents, customers and invitees. The Common Areas include, but not by way of limitation, parking lots, rail spurs, truck courts, landscaped and vacant areas, driveways, walks and curbs with facilities appurtenant to each as such areas may exist from time to time.


           ARTICLE XVI - ACCEPTANCE OF PREMISES, MAINTENANCE AND CARE

         16.01 Completion and Acceptance: Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the construction of the Premises within ten (10) days after taking possession, such taking of possession shall be conclusive evidence as against Tenant that at the time thereof the Premises were in good order and satisfactory condition.


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         16.02 Maintenance and Repair by Tenant: Tenant shall be responsible for all maintenance, repair and replacement to the Premises of whatsoever kind or nature that is not hereinafter set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair and/or replacement any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Building by Tenant's equipment or installations. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. Tenant shall furnish and pay for the upkeep, maintenance, repair, replacement and periodic servicing of the heating, ventilation and air conditioning system servicing the Premises. At the end of the term of this Lease or any renewal hereof, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear excepted. In the event Tenant fails to maintain the Premises as provided for herein Landlord shall have the right, but not the obligation, to perform such maintenance, repair and replacement as is required of Tenant in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent (10%) charge for Landlord's overhead. There shall be no overhead charged in connection with the servicing of the heating, air conditioning and ventilation equipment if Landlord has elected to provide such service under this paragraph.

         16.03 Maintenance and Repair by Landlord: During the term of this Lease, Landlord shall keep and maintain the roof, exterior walls (excluding glass or plate glass), gutters and downspouts of the Building in good condition and repair at no further cost to Tenant. Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord's responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof and exterior walls of the Building which Landlord is so obligated to maintain and repair. If any portion of the Premises which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, then repairs necessitated by such damage shall be paid for by Tenant.


           ARTICLE XVII - ALTERATIONS AND ADDITIONS, MECHANICS' LIENS

         17.01 Alterations and Additions: Tenant shall not make any alterations, improvements, or additions to the Premises without the prior written consent and approval of plans therefor by Landlord. Alterations, improvements or additions so made by either of the parties upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury or damage, unless Landlord elects to require Tenant to remove such alterations or improvements from the Premises. In the event damage to the Premises or the Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant.


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         17.02 Mechanic's Liens: Tenant shall not cause nor permit any mechanic's liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord's sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord's reasonable estimate of its legal fees. Tenant agrees to pay all legal fees and other costs incurred by Landlord because of any mechanic's or other liens attributable to Tenant being placed upon the Premises or the Building.


                            ARTICLE XVIII - INSURANCE

         18.01 Public Liability, Property Damage Insurance: Tenant covenants and agrees to maintain on the Premises at all times during the term of this Lease, or any renewal thereof, a policy or policies of comprehensive public liability and property damage insurance with not less than $1,000,000.00 combined single limit for both bodily injury and property damage which policy or policies shall name Owner, Morris Ragona and Joan Ragona, and their Property Manager all as additional insured.

         18.02 Fire and Extended Coverage Insurance: Landlord shall, throughout the term of this Lease, or any extension thereof, maintain fire and extended coverage insurance on the property owned by Landlord located in and about the Premises in such amounts and with such deductibles as Landlord shall determine. Landlord shall not be obligated in any way or manner to insure any property of Tenant or any property that may be in the Premises but not owned by Landlord.

         18.03 Indemnification of Landlord: Tenant indemnifies and shall hold Landlord, Morris Ragona and Joan Ragona, and their respective affiliates, partners, representatives, directors, trustees, officers, employees, lenders, successors and assigns (collectively, "the Affiliates") and its property manager harmless from and defend Landlord, Morris Ragona and Joan Ragona, and the Affiliates and its property manager against any and all claims or liabilities for any injury or death to any person or damage to any property whatsoever.

                  A. Either (i) occurring in, on, or about the Premises, or (ii) occurring in, on, or about any facilities including, without limitation, passageways or hallways, the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees;

                  B. Arising from any work or thing whatsoever done by or benefiting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;


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                  C. Arising from any breach or default on the part of the
         Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

                  D. Otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees; and

                  E. From and against all costs, expenses, counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing.

Furthermore, in case any action or proceeding be brought against Landlord, Morris Ragona and Joan Ragona, or the Affiliates and/or its property manager by reason of any claims or liability, Tenant agrees to cause such action or proceeding to be defended at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive expiration or termination


                       ARTICLE XIX - DEFAULT AND REMEDIES

         19.01 In the event:

                  A. Tenant shall at any time fail to pay any item of Rent within ten (10) days after written notice thereof has been mailed by Landlord to Tenant after date due; or

                  B. Tenant shall fail to keep, perform or observe any other covenant, agreement, condition or undertaking hereunder and shall fail to remedy such default within ten (10) days after written notice thereof has been mailed by Landlord to Tenant; or if such default is one that will take longer than ten (10) days to remedy, Tenant fails to commence curing such default within ten (10) days and/or fails diligently to pursue such cure to completion; or

                  C. The Premises shall be vacated by Tenant for any period for which Tenant has not paid its Rent;

Landlord shall have the right, without further notice to or demand, to re-enter and take exclusive possession of the Premises, with legal process, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law), sell the same at public or private sale and apply the proceeds thereof to the costs of sale, payment of damages and payment of the rent due under this Lease; and


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                  (1) As agent of Tenant to relet the Premises for the balance of the Lease Term or for a shorter or longer term and receive the rents therefor, applying them first to the payment of damages suffered to the Premises and rents due and to become due under this Lease Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; or

                  (2) To cancel and terminate the remaining term of this Lease, re-enter and take possession of the Premises free of this Lease and thereafter this Lease shall be null and void and the rents in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from any of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default; or

                  (3) To treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at seven percent per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Lease Term including extensions, had such term not been prematurely terminated, over the aggregate market rental value of the Premises over the term (including extensions) that the Lease would have run had it not been prematurely terminated.

         19.02 Landlord's Right to Cure: Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much Additional Rent due on the next rent date after such payment, together with interest (except in the case of said attorneys' fees) at the highest rate then payable by Tenant in the state in which the Leased Premises are located or in the absence of such a maximum rate at the rate of eighteen percent (18%) per annum, from the date of the advance to the date of repayment by Tenant to Landlord.

         19.03 Remedies Cumulative: All rights and remedies provided in this Lease for Landlord's protection shall be cumulative and in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant its reasonable attorneys' fees incurred in enforcing its rights hereunder.

         19.04 No Waiver: A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

         19.05 No Reinstatement: No receipt of money by Landlord from Tenant after the expiration or termination of this lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate continue or extend the Term of this Lease or affect any such notice, demand or suit.

         19.06 Default Under Other Leases: A default under this Lease shall, at Landlord's option, be deemed a default under any other leases between Landlord and Tenant for space in the Building. Likewise, a default under any other such lease between Landlord and Tenant shall, at Landlord's option, be deemed a default under this Lease.


                          ARTICLE XX - SECURITY DEPOSIT

         20.01 Tenant herewith deposits with Landlord the sum set forth in
Section 1.01(I) as security for the performance by Tenant of every covenant and condition of this Lease. Said deposit may be commingled with other funds of Landlord and shall bear no interest. If Tenant shall default with respect to any covenant or condition of this Lease, Landlord may apply the whole or any part of such security deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant's default. This includes, but is not limited to, applying the security deposit first to any restoration and/or cleanup costs necessary over and above normal wear and tear of the vacated space. It is understood that the security deposit is not to be considered as the last month's rent under the Lease. Should Tenant comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant at the expiration of the Term hereof.


                           ARTICLE XXI - MISCELLANEOUS

         21.01 Persons Bound: The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Lessee, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrances or subleases of Tenant, if there be more than one Tenant herein named, the provisions of the Lease shall be applicable to and binding upon such Tenant jointly and severally, as well as their heirs, legal representatives, successors and assigns.

         21.02 Partial Invalidity: If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are hold invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         21.03 Captions: The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporation, partnerships, or individuals, men or women, shall in all cases be assured as though in each case fully expressed.

         21.04 One Option to Renew: Tenant shall have one (1) option to renew for a five (5) year term at a base rent equal to the total base rent payable under this present lease multiplied by a factor determined by using the C.P.I. as of March 1, 2002 as its numerator and the C.P.I. as of March 1, 1997 as its denominator.

         21.05 Brokers: Tenant represents that it has dealt directly with and only with the broker or brokers set forth at Section 1.01(P) above, and that Tenant knows of no other broker who negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any commissions or claims by any other broker or brokers pertaining to Tenant's having entered into this Lease.

         21.06 Applicable Law: This Lease, its interpretation and enforcement shall be governed by the laws of the state in which the Premises are located.

         21.07 Tenant's Compliance with Laws and Ordinances: Tenant covenants throughout the Lease Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises. Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

         21.08 Waiver of Jury: Landlord and Tenant agree that, to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

         21.09 Allocation of Rent: Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

                ARTICLE XXII - HAZARDOUS SUBSTANCES AND MATERIALS

         22.01 A. During the term of this Lease, Tenant shall not suffer, allow, permit or cause:

                  1. The installation of any underground storage tanks for the purpose of holding petroleum products or hazardous substances either on the Premises or at any other location in the Building or the Building site.

                  2. The accumulation of tires, spent batteries, debris or other solid wastes either on the Premises or any other part of the Building or the Building site except rubbish placed in designated containers scheduled for normal, scheduled disposal in accordance with all applicable law;

                  3. The generation, accumulation, storage, possession, release or threat of release of "hazardous substances", "pollutants", "hazardous waste", or "toxic materials", as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601, et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et. seq., as amended, the Toxic Substance Control Act (or any regulations promulgated under the foregoing) or any other present or future federal, state or local law, ordinance, rule or regulation, including extremely flammable substances, explosives, radioactive materials and petroleum/petroleum products (collectively, "Hazardous Substances"; provided, however, the foregoing prohibition shall not be applicable to
         (i) Hazardous Substances which are present at the leased premises prior to the date hereof, (ii) normal and reasonable amounts of cleaning and pest control supplies reasonably necessary for maintenance of the premises so long as such materials are properly, safely, and lawfully stored and used by Tenant and the quantity of same does not equal or exceed a "reportable quantity" as defined under 40 C.F.R. 302 and 305, as amended, or (iii) de minimis amounts of leaked or spilled petroleum products from the normal operation of motor vehicles; and

                  4. The use of the leased Premises for industrial, manufacturing or landfill purposes, except as may be provided for herein.

         B. Tenant acknowledges that the use, maintenance or storage of chlorofluorocarbons (including but not limited to freon and other so-called CFC'S) may hereafter be prohibited or limited by law. In the event use, maintenance or storage of chlorofluorocarbons is hereafter prohibited or limited.

                  1. After the use or maintenance of chlorofluorocarbons is prohibited or limited, Tenant shall not thereafter allow, cause, suffer or permit any chlorofluorocarbons to be either placed, stored, maintained, used or kept within the Premises or at any other part of the Building or Building site which is within or subject to Tenant's right to control or use, except or in compliance with all applicable laws, regulations, rules and ordinances;

                  2. Tenant shall forthwith contain or otherwise abate (as required by applicable law) all chlorofluorocarbons placed in the Premises after the date of the Lease and Tenant shall pay its pro rate share of the cost to contain or abate chlorofluorocarbons placed or present in the common areas at the time or after Tenant took possession of the Premises;

                  3. Landlord shall have the right to abate any chlorofluorocarbons placed in the Premises prior to the date on which Tenant first took possession of the Premises. Landlord shall have no obligation to so abate unless required by law. In conjunction therewith, Landlord shall have no obligation to so abate unless required by law. In conjunction therewith, Landlord shall be entitled to access the Premises for the purposes of performing any necessary containment or abatement in accordance with applicable law. Furthermore, Tenant shall not be entitled to terminate this Lease or to receive any rent abatement or to hold Landlord liable for any incidental or consequential damages (such as, but not limited to, damages for business interruption) arising by reason of the fact that any chlorofluorocarbons are present in the Premises at the date of this Lease so long as Landlord performs its obligations under this subparagraph within a reasonable time after the effective date of any law which prohibits further use, storage or maintenance of chlorofluorocarbons within the Premises; and

                  4. In addition to the foregoing, Tenant agrees that Tenant shall, at the end of the Lease term or sooner termination thereof, remove all chloro-fluorocarbons which have been placed in the Premises during the Lease term (regardless of whether the use, storage or maintenance of chlorofluorocarbons is prohibited with the Premises at the end of the lease term) unless requested not to do so by Landlord.

         C. Tenant shall notify Landlord immediately upon learning that any duty of Tenant described in paragraph A of this Article has been violated, that there has been a release, discharge or disposal of any Hazardous Substances on a part of the Premises or the Building or Building site, that radon gas or urea formaldehyde has been detected on or in the Premises, or that the Premises are subject to any third party claim or action, or threat thereof, because of any environmental condition in or originating from the Premises or arising in connection with Tenant's operations at the Premises or at the Building or Building site. Tenant shall promptly provide Landlord with copies of all correspondence to or from third parties regarding such claims or actions or regarding environmental conditions in or originating from Tenant's operations in the Premises or at the Building or Building site.

         D. In the event of a release, leaking, spilling or deposit (collectively "Leak") of any Hazardous Substances on, in or from the Premises, Tenant shall immediately cause complete remediation of such leak and restore the Premises to the condition that existed prior to commencement of this Lease or the date Tenant took possession of the Premises, whichever is earlier. Landlord shall have the right, but not the obligation, to enter the Premises and remediate any environmental condition on the Premises to comply with all laws, regulations and ordinances during which time Tenant shall not be entitled to any abatement of rent.

         E. Tenant shall indemnify and hold harmless Landlord (as well as Landlord's officers, directors, shareholder, employees, partners, servants and agents including the property manager) (the "Indemnified Parties") of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees), remediation and response costs, remediation plan preparation costs and any continuing monitoring or closure costs, incurred or suffered by the Indemnified Parties, or asserted by a third party against the Indemnified Parties, directly or indirectly arising due to the breach of Tenant's obligations set forth in this Article. Such indemnification shall survive expiration or earlier termination of this Lease.

         F. At the expiration or sooner termination hereof, Tenant shall return the Premises to Landlord in substantially the same condition as existed on the date of commencement hereof or the date Tenant took possession of the Premises, whichever is earlier, free of any leaked Hazardous Substances in, on or from the leased Premises.


                        ARTICLE XXIII - ENTIRE AGREEMENT

         23.01 This Lease contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such tenants jointly and severally.


                             ARTICLE XXIV - EXHIBITS

         24.01 Reference is made to the Exhibits listed at Section 1.01(M) above, which exhibits are attached hereto and Incorporated herein by reference.


                        ARTICLE XXV - HAZARDOUS MATERIALS

         25.01 Hazardous Material: Tenant shall comply with all Laws (hereinafter defined) relating to the storage, use and disposal of Hazardous Materials (hereinafter defined). No Hazardous Materials shall be disposed of on the Premises. For purposes of this Section, "Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (collectively "Laws") regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         To the extent Landlord or any prior Tenant or Owner did not contribute to same, Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and its subsidiaries, directors, officers, employees, servants and agents (collectively "Agents") harmless from any and all claims, judgments, losses, demands, causes of action, proceedings or hearings relating to the storage, placement or use of Hazardous Materials (hereinafter collectively referred to as "Claims") by Tenant, its Agents or invitees on or about the Premises including, without limitation, Claims resulting from the contamination of subterranean water beneath, adjoining or in the vicinity of the Premises. Tenant shall reimburse Landlord for: (i) losses in or reductions to rental income resulting from Tenant's use, storage and disposal of Hazardous Materials;
(ii) all costs of refitting or other alterations to the Leased Premises necessitated by Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations required to accommodate an alternate use of the Premises; and (iii) any diminution in the fair market value of the Premises caused by Tenant's use, storage or disposal of Hazardous Materials. Tenant agrees to defend all such Claims on behalf of Landlord with counsel acceptable to Landlord, and to pay all fees, costs, damages or expenses relating to or arising out of any such Claim including attorney's fees and costs. Tenant shall further agree to be solely responsible for and shall indemnify, defend and hold Landlord and its Agents harmless from and against all Claims, including reasonable attorney's fees and costs arising out of or in connection with any removal, clean-up or restoration work which is required by any government agency having jurisdiction and which arises from Tenant's storage, use or disposal of Hazardous Materials on the Premises during its occupancy of the Premises. Likewise, Landlord agrees to indemnify Tenant as to any losses to Tenant caused by Landlord or any prior Tenant or Owner of subject premises. LANDLORD WARRANTS THAT, TO HIS KNOWLEDGE, THE LEASED PREMISES ARE PRESENTLY FREE AND CLEAR OF ANY AND ALL OF THE ABOVE MENTIONED MATERIALS.

         From time to time during the Term of the Lease or any extension thereof and not more than ninety (90) days after the expiration or earlier termination of this Lease, including any extension thereof, Landlord may, in its sole discretion conduct tests of the Premises to determine the presence of Hazardous Materials. Results of said tests will be provided to Tenant at Tenant's request. In the event such tests indicate the presence of Hazardous Materials due to the activities of Tenant, and Tenant's confirming tests reach the same conclusion, Tenant shall, in addition to its other obligations hereunder, reimburse Landlord for the cost of such test or tests and shall immediately commence procedures to remove such Hazardous Materials from the Premises. Tenant's reimbursement to Landlord of its tests shall not constitute a final acceptance of the tests by Tenant or a waiver by Tenant to contest the results of the tests. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to clean up, to comply with any Law regarding, or to reimburse release, indemnify, or defend Landlord with respect to any Hazardous Materials which Tenant or its agents did not store, use, dispose of or transport in or on the Premises. This Section shall survive the expiration or sooner termination of this Lease.

         IN WITNESS WHEREOF, the parties have signed duplicate counterparts hereof as of the date and year hereinabove set forth.


TENANT:                                      LANDLORD:
Horizon High Reach Incorporated
by:


                                             /s/ Morris Ragona
----------------------------------           ----------------------------------
(Shaun Flanagan), Vice President             (Morris Ragona)



Attest:

                                             /s/ Joan Ragona
----------------------------------           ----------------------------------
            Secretary                        (Joan Ragona)